Exhibit 2

mmO2 plc

TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”)
REPRESENTING ORDINARY SHARES OF
mmO2 plc

JPMorgan Chase Bank, N.A. (the “Depositary”) has received advice that a Court Meeting and an Extraordinary General Meeting (“EGM”) (collectively, the “Meetings”) of mmO2 plc (the “Company”) will be held at the QEII Conference Centre, Broad Sanctuary, Westminster, London SW1P 3EE, on Monday, February 14, 2005, at 9:30 a.m. and 9:45 a.m. local time respectively, for the purposes set forth below.

If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Ordinary Shares represented by your American Depositary Receipt(s), for or against or to abstain from voting the Resolutions to be proposed, or any of them, at the Meetings, kindly execute and forward to JPMorgan Chase Bank, N.A., the attached Voting Instruction Card. The enclosed postage paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such manner as to show clearly whether you desire the Nominee or the Nominees of the Depositary to vote for or against or to abstain from voting the Resolutions, or any of them, as the case may be. You may include instructions to give a discretionary proxy to the Chairman of the EGM. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 3:00 p.m. New York time, February 9, 2005. Although the attached Voting Instruction Card is being forwarded to registered holders as of record on January 7, 2005, only those registered holders of record at the close of business January 24, 2005, will be entitled to have their votes counted at the Meetings.

JPMorgan Chase Bank, N.A., Depositary

Dated: January 12, 2005

DETACH HERE	MMPLC1

PLEASE MARK VOTES AS IN THIS EXAMPLE

mmO2 plc

Mark box at right if an address change or comment has been noted on the reverse of this card.

		L	MMPLC
Court Meeting

	For	Against
Resolution

Extraordinary General Meeting

	For	Against	Abstain #
Special Resolution

Ordinary Resolution 1

Ordinary Resolution 2

Mark box at right if you wish to give a discretionary proxy to the Chairman of the EGM for the matters to be decided at the EGM. PLEASE NOTE: Marking this box voids any other instructions indicated above in respect of the EGM (but does not affect your vote at the Court Meeting).

# The “Abstain” option above is provided to enable you to abstain on the resolutions. However, it should be noted that a vote abstained is not a vote in law and will not be counted in the calculation of the proportion of the votes “For” and “Against” the resolutions.

Please be sure to sign and date this Voting Instruction Card.

ADR Holder		Co-owner
sign here:	Date:	sign here:	Date:

AGENDA

Court Meeting
Resolution:	FOR or AGAINST the said Scheme

Extraordinary General Meeting
Special Resolution*:	To approve the Company’s scheme of arrangement, the O2 plc reduction of capital and related matters.

Ordinary Resolution 1:

To approve the amendments to the rules of the Employee Share Plans in the manner described in paragraph 11 of Part 3 of the circular to shareholders dated January 12, 2005, and the renaming of those plans to a name prefaced by “O2” rather than “mmO2”.

Ordinary Resolution 2:	To elect Patrick Lupo as a Director of the Company.

* The Proposals are subject to a number of conditions including the Special Resolution being passed. The full text of the resolutions are contained in the Notice of Extraordinary General Meeting set out in Part 10 of the accompanying circular dated January 12, 2005.

MMPLC2

DETACH HERE

mmO2 plc

JPMorgan Chase Bank, N.A., Depositary
P.O. Box 43062, Providence, RI 02940-5115

To the extent the undersigned is a holder of record on January 24, 2005 of American Depositary Receipt(s) representing Ordinary Shares of mmO2 plc, the undersigned hereby requests and authorizes JPMorgan Chase Bank, N.A., the Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote the Ordinary Shares of the Company represented by such American Depositary Shares, registered in the name of the undersigned at the Court Meeting and Extraordinary General Meeting of the Company to be held at the QEII Conference Centre, Broad Sanctuary, Westminster, London SW1P 3EE, on Monday, February 14, 2005, at 9:30 a.m. and 9:45 a.m. local time respectively, or at any adjournment thereof.

These instructions, when properly signed and dated, will be voted in the manner directed herein. If you mark the box to indicate that you wish to give a discretionary proxy to the Chairman of the EGM, the underlying Ordinary Shares represented by your American Depositary Receipt(s) will be voted by the Chairman of the EGM in his or her discretion. If these instructions are properly signed and dated, but no direction is made, the underlying Ordinary Shares represented by such American Depositary Receipt(s) will be voted by the Depositary FOR all Resolutions at the Meetings.

NOTE: In order to have the aforesaid shares voted, the signatory hereof must be a holder of record of the American Depositary Shares as of the close of business on January 24, 2005, and this Voting Instruction Card MUST be returned before 3:00 p.m. New York time, February 9, 2005.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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